Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 27, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in United Retail Group, Inc.’s Annual Report on Form 10-K for the year ended January 28, 2006.

/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Stamford, Connecticut

December 22, 2006